EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Fortune Valley Treasures, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2024
	By:	/s/ Kaihong Lin
	Name:	Kaihong Lin
	Title:	Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)